NUMBER 00-10-                          $10,000.00


                            UNITED STATES OF AMERICA

                                 STATE OF NEVADA

                         CAVALCADE OF SPORTS MEDIA, INC.

                   2000 CONVERTIBLE SUBORDINATED CAPITAL NOTE


         CAVALCADE OF SPORTS MEDIA, INC., a Nevada corporation, (hereinafter called the "COMPANY"), for value received, hereby promises to pay to:
Name:_________________________________________________________________________
Address_______________________________________________________________________
or registered assigns, in legal tender of the United States of America, the principal sum of Ten Thousand Dollars ($10,000.00), with interest at the rate of twelve percent (12%) calculated from the date of issuance of this Capital Note to the earlier of maturity or payment in full if paid before maturity. Unless this Capital Note has been converted, as provided below, the principal sum remaining and all accrued interest thereon shall be due and payable, in full, on December 31, 2000. In the event that this note is not converted to Common Stock of the COMPANY or paid on or before such date, then in that event interest shall be accrued on the principal sum and all accrued but unpaid interest to December 31, 2000 at the rate of eighteen percent (18%) per annum calculated from January 1, 2001 to the date of payment in full.

         All payments shall be paid to the registered owner of this Capital Note as of the date of payment and no proration shall be required.

         The indebtedness of the COMPANY evidenced by this Capital Note, including the principal and any interest thereon, shall be subordinate and junior in right of payment of its obligations to its other creditors, whether now outstanding or hereafter incurred, (except as to any obligation of the COMPANY ranking on a parity with or junior to this Capital Note) so that in case of any insolvency proceedings, receivership, conservatorship, reorganization, readjustment of debt, marshalling of assets and liabilities, or similar proceedings relating to the COMPANY or any liquidation or winding-up of the COMPANY, whether voluntary or involuntary, all such obligations (other than those above excepted) shall be entitled to be paid in full before any


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payment shall be made on account of the principal of, or interest on, this
Capital Note. In the event of any such proceeding, after payment in full of all sums owing with respect of such prior obligations, the Holder of this Capital Notes, together with the holders of any obligations of the COMPANY ranking on a parity with this Capital Note, shall be entitled to be paid from the remaining assets of the COMPANY the unpaid principal thereof and any interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock of the COMPANY, or any obligations of the COMPANY ranking junior to this Capital Note. Subject to the payment in full of all such prior obligations, the Holder of this Capital Note shall be subrogated to the rights of the holders of such prior obligations to receive payments or distributions of cash, property or securities of the COMPANY applicable to such prior obligations.

         In the event that the COMPANY shall file a registration statement with the Securities and Exchange Commission under the Securities Act of 1933 for the registration of any securities, the COMPANY shall register sufficient shares of its Common Stock to permit the conversion of this Capital Note to such registered shares of Common Stock. The Holder of this Capital Note shall have the right, for a period of thirty (30) business days following effectiveness of any such registration statement, to convert the principal and accrued but unpaid interest into shares of the COMPANY's Common Stock. The principal sum ($10,000) of this Capital Note and the accrued but unpaid interest thereon shall be convertible into Common Stock at a price of One Dollar and Twenty-five Cents ($1.25) per share. Upon any conversion of this Capital Note into Common Stock of the COMPANY, this Capital Note shall be deemed retired and not to be outstanding and shall not be entitled to any benefit except to receive the Common Stock entitled to as a result of the conversion. Such conversion shall be subject to anti-dilution protection in the event of a stock dividend, stock split, or other restructuring of the capital structure.

         Upon the occurrence and continuance of default, the principal of this Capital Note may be declared due and payable prior to its regular maturity. The COMPANY shall be in default under this INSTRUMENT upon the happening of any of the following events or conditions: (a) Failure or omission(s) to pay, or other delinquency in the payment of; any interest upon this Capital Note as and when the same shall become due and payable, and continuance of such delinquency for a period of thirty (30) days; or

         (b) Failure or omission(s) to pay, or other default in the payment of the principal of this Capital Note as and when the same shall become due and payable either upon redemption, by declaration or otherwise; or


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         (c) If the COMPANY becomes insolvent or unable to pay its debts as they mature or makes an assignment for the benefit of its creditors, or a proceeding is instituted by or against the COMPANY alleging that the COMPANY is insolvent or unable to pay its debts as they mature and such proceeding remains undismissed for ninety (90) days; or

         (d) Failure on the part of the COMPANY duly to observe or perform any of the covenants or agreements on the part of the COMPANY contained in this Capital Note for a period of ninety (90) days after the date on which the earliest written notice of such failure, requiring the COMPANY to remedy the same, shall have been given to the COMPANY by the Holder; or

         (e) If the COMPANY shall, on a petition in bankruptcy or reorganization filed against it, be adjudicated a bankrupt, or if a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the COMPANY, a receiver of the COMPANY or of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of the COMPANY under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such adjudication, order, or decree shall not be vacated or set aside or stayed within ninety (90) days from the date of the entry thereof. If the COMPANY shall default, as defined herein, then and in each and every such case, unless the principal of this Capital Note shall have already become due and payable, the Holder, by notice in writing to the COMPANY, may declare the principal of this Capital Note to be due and payable immediately, and upon such declaration the same shall become and shall be immediately due and payable, anything in this Capital Note contained to the contrary notwithstanding.


         This Capital Note is subject to call and redemption at any time prior to its regular maturity upon payment of the principal amount of this Capital Note, without a redemption premium or prepayment penalty.

         Subject to the transfer restrictions of federal and state securities laws, this Capital Note is transferable on the books of the Company, to be kept at the office of the Company in Del Mar, California, by the registered owner hereof in person, or by an attorney duly authorized in writing, upon surrender and cancellation of this Capital Note. Upon any such transfer, a new registered Capital Note or Capital Notes of the same issue and for the same aggregate original face amount shall be issued to the transferee in exchange therefor; provided, nevertheless, that the actual liability of the Company shall be limited to the actual unpaid principal amount outstanding as of the date of transfer, together with any accrued but unpaid interest thereon.


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         The Company may deem or treat the person in whose name this Capital
Note shall at the time be registered as the absolute owner hereof for the purposes of transfer and receiving payment of principal and/or interest as well as for all other purposes whatsoever and the Company shall not be affected by any notice to the contrary.

         IN WITNESS WHEREOF, the COMPANY has caused this Capital Note to be executed by the signatures of its duly authorized officers, and the corporate seal hereunto affixed.


  Dated:


                                               CAVALCADE OF SPORTS MEDIA, INC.

ATTEST:
                                               /s/ Edward E. Litwak
                                               ---------------------
                                               Edward E. Litwak, President

/s/ Robert Stulman
------------------
Secretary



                           TRANSFER RESTRICTION NOTICE

         This Capital Note has not been registered under the Securities Act of 1933. Accordingly, this Capital Note may not be transferred unless subsequently registered or unless, in the opinion of counsel satisfactory to the Company, such registration is not required.



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                           ASSIGNMENT OF CAPITAL NOTE

         For value received, the undersigned, hereby sell(s), assign(s), and transfer(s) all of his/her/their interest represented by the within 2000 Convertible Subordinated Capital Note to:

  Name(s):_____________________________________________________________________

  Street: _____________________________________________________________________
  City/State:____________________________________________Zip Code______________

and hereby irrevocably constitute(s) and appoint(s) the Secretary of CAVALCADE OF SPORTS MEDIA, INC. attorney to transfer such Capital Note on the books of CAVALCADE OF SPORTS MEDIA, INC. with full power of substitution in the premises.

         The officers of CAVALCADE OF SPORTS MEDIA, INC. are hereby authorized and directed to issue a Capital Note to such transferee(s) in exchange for this Capital Note which shall be canceled. Dated:

  WITNESS:                                           SIGNATURE(S):


_______________                                      __________________
                                                     (Registered Owner)





_______________                                      __________________
                                                     (Registered Co-Owner)

NOTICE: The signature(s) on this assignment must correspond in every particular respect with the name(s) as written upon the face of this Capital Note.


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                         CAVALCADE OF SPORTS MEDIA, INC
                                12868 VIA LATLNA
                            DEL MAR, CALIFORNIA 92014

                          MEMBERSHIP PRIVATE PLACEMENT
                                   TERM SHEET


                                EXECUTIVE SUMMARY

ISSUER:
     Cavalcade of Sports Media, Inc., (the "Company"), a Nevada corporation, with principal offices at 12868 Via Latina, Del Mar, California 92014.

SECURITIES OFFERED:
     Convertible Subordinated Capital Notes, in the face values of $10,000, $5,000 and $1,000 which are non-interest bearing prior to the maturity date. The Capital Notes are due on or before September 30, 2000 (maturity date). If the Company ' completes the state review of its Rule 504 Offering on or before September 30, 2000, then the principal sum of the Capital Notes automatically converts 'to free trading shares of the Company's Common Stock under the Rule 504 Offering at the per share offering price of $1.25 (800 shares for each $1,000 principal sum of the Capital Notes converted). If for any reason the review is not completed on or.. before September 30, 2000, then, (a) interest retroactively accrues for the period ' from the date of issuance to September 30, 2000 at the rate of 7% per annum and. for the period after the maturity date at the rate of 18% and
     (b) the Holder may elect, in his sole option, whether to convert the Capital Notes (principal and interest) into free trading shares of Common Stock under the Rule 504 Offering or may elect to demand repayment.

OFFERING PRICE:
     The Capital Notes are offered at par; i.e., at the face values of 510,000, $5,000 and $1,000 without discount or premium. Subject to the discretion of the Company's Board of Directors to permit less under special circumstances, the minimum investment permitted is Twenty-Five Thousand Dollars ($25,000) with additional increments of $ 10,000, 55,000 or $ 1,000 or any combination thereof.

OFFERING:
     The Company is offering to sell up to One Million Dollars of its Convertible Subordinated Capital Notes in a private placement pursuant to
     Section 4(2) of the Securities Act of 1933 and Rule 506 issued by the SEC under that section. The offering will commence on January 18, 2000 and will continue until the earlier to occur of (a) effectiveness of the offering memorandum following state review or (b) September 30, 2000 or (c) sale of the entire 51,000,000 in Capital Notes, although the Company reserves the right to close the offering earlier. The offering will be on a best efforts basis. There is no placement agent; the Capital Notes will be sold by certain officers and directors of the Company, none of whom will receive any commissions or compensation for Capital Notes sold, although the Company may reimburse them for reasonable and accountable expenses incurred in


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     offering and selling the Capital Notes.. The Company reserves the right to reject any subscription in whole or in part.

SUITABILITY STANDARDS:
     Investors in the Capital Notes must be either accredited investors (as defined in Regulation D) or sufficiently knowledgeable about business and development stage companies.

USE OF PROCEEDS:
     The proceeds to the Company, before deducting any placement expenses but after or the legal and accounting expenses of this Offering and the related Rule 504 Offering, estimated at $25,000, will be $975,000. Such net proceeds will be used for investment capital and for working capital of the Company.

RISK FACTORS:
     The Company will be engaged in purchasing film of vintage sporting events, converting (digitizing) such film to a format usable for television cable broadcast, establishing a new television subscription cable station, which will broadcast the vintage sports films with and without advertising. The Company has incurred, and will continue to incur, the costs of acquiring such films and digitizing them until it has a sufficient inventory (library) to support continuous broadcasting for a twelve, hour period over a seven day week for a substantial time period, before it can commence broadcasting and seeking subscribers. The Company must complete arrangements for broadcasting, up-linking (to the satellite) the signal, and distribute such channel via existing television service providers (e.g., DirectTV) and will incur expenses for that before the commencement of broadcasting. There is no assurance that the Company will be able to secure a sufficient digitized film library to meet the demands of subscribers or to interest television service providers in adding this vintage sports channel. There is no assurance that, if available through a television service provider, sufficient viewers will subscribe to permit the Company to become profitable.

TRANSFER RESTRICTIONS:
     The Capital Notes being sold in this offering have not been registered with the Securities and Exchange Commission. Therefore, if you purchase any Capital Notes they will be restricted from resale, transfer or other disposition. The shares of Common Stock into which the Capital Notes are convertible will, however, be registered as a Rule 504 Offering and will therefore be free-trading upon effectiveness of the Offering Memorandum following state review.

TRANSFER AGENT:
     The Company's stock transfer agent is Olde Monmouth Stock Transfer Co., Inc., 77 Memorial Parkway, Atlantic Highlands; New Jersey 07716. Its telephone number is (908) 872-2727. There is, however, no transfer agent for the Capital Notes since they are being issued in a private placement and transfer is restricted.


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